UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 7, 2021

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond, Suite 550 Houston, Texas 77042 (713) 935-8900 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 895-8900

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders
On Friday, May 7, 2021, Ranger Energy Services, Inc. (the “Company” or “Ranger”) held its 2021 Annual General Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, Ranger’s stockholders voted on the following proposals and the final voting results for each proposal are below.
Proposal 1 - The reelection of nine directors for a term extending until the completion of the next Annual Meeting.

Name of Nominee for Director	FOR # of Votes Cast	AGAINST # of Votes Cast	WITHHOLD # of Votes Cast	BROKER NON-VOTES # of Votes Cast
Darron M. Anderson	11,153,184	—	1,157,299	1,617,812
Brett T. Agee	11,103,267	—	1,207,216	1,617,812
Richard E. Agee	11,103,267	—	1,207,216	1,617,812
William M. Austin	11,114,489	—	1,195,994	1,617,812
Charles S. Leykum	11,146,183	—	1,164,300	1,617,812
Gerald C. Cimador	11,141,961	—	1,168,522	1,617,812
Krishna Shivram	11,103,266	—	1,207,217	1,617,812
Michael C. Kearney	11,141,961	—	1,168,522	1,617,812
Byron A. Dunn	11,141,961	—	1,168,522	1,617,812
Each of the nine persons listed above were duly reelected as a director of the Company to hold office until the completion of the 2021 Annual Meeting.
Proposal 2 - The ratification of the Appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

FOR # of Votes Cast	AGAINST # of Votes Cast	WITHHOLD # of Votes Cast	BROKER NON-VOTES # of Votes Cast
13,829,986	91,857	6,452	—
The Company’s stockholders ratified the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, as recommended by the board of directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ J. Brandon Blossman	May 7, 2021
J. Brandon Blossman	Date
Chief Financial Officer
(Principal Financial Officer)